Exhibit 24.1

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Roundy’s, Inc., hereby severally constitute and appoint Robert A. Mariano, Darren W. Karst and Edward G. Kitz, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Annual Report on Form 10-K statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ ROBERT A. MARIANO Robert A. Mariano	Chairman, President Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2013

/S/ DARREN W. KARST Darren W. Karst	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial Officer)	March 22, 2013

/S/ MICHEAL P. TURZENSKI Michael P. Turzenski	Group Vice President—Chief Accounting Officer (Principal Accounting Officer)	March 22, 2013

/S/ PATRICK J. CONDON Patrick J. Condon	Director	March 22, 2013

/S/ RALPH W. DRAYER Ralph W. Drayer	Director	March 22, 2013

/S/ GREGORY P. JOSEFOWICZ Gregory P. Josefowicz	Director	March 22, 2013

/S/ CHRISTOPHER F. LARSON Christopher F. Larson	Director	March 22, 2013

/S/ AVY H. STEIN Avy H. Stein	Director	March 22, 2013

/S/ JOHN R. WILLIS John R. Willis	Director	March 22, 2013